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                                                                     Exhibit 5.1

                               HALE AND DORR LLP
                              Counsellors At Law
                 60 State Street, Boston, Massachusetts  02109
                        617-526-6000 * FAX 617-526-5000

                                           February 1, 1999

American Superconductor Corporation
Two Technology Drive
Westborough, MA  01581

         Re:      1996 Stock Incentive Plan
                  -------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,500,000 shares of Common Stock, $.01 par value per share (the "Shares"), of American Superconductor Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1996 Stock Incentive Plan (the "Plan").

     We have examined the Restated Certificate of Incorporation and By-laws of the Company and all amendments thereto, the Registration Statement, and originals, or copies certified to our satisfaction, of all pertinent records of meetings, written actions in lieu of meetings or resolutions adopted at meetings of the directors and stockholders of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement which are to be issued under the Plan and that such Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ Hale and Dorr LLP
                                           HALE AND DORR LLP